Integra LifeSciences Announces Preliminary Fourth Quarter 2018 Financial Results

Preliminary Fourth Quarter 2018 Highlights:

•	Fourth quarter 2018 reported revenue is expected to be at the higher end of the company’s previous guidance range of $378 million to $383 million;

•	Organic revenue growth in the fourth quarter 2018 is expected to be slightly above 4%.

PLAINSBORO, New Jersey, January 8, 2019 -- Integra LifeSciences Holdings Corporation (NASDAQ: IART), a leading global medical technology company, announced today certain unaudited preliminary fourth quarter 2018 financial results.

The company expects reported revenue for the fourth quarter of 2018 to be at the higher end of its previous guidance range of $378 million to $383 million. Organic revenue growth in the fourth quarter 2018 is expected to be slightly above 4%.
The company is scheduled to present at the 37th Annual J.P. Morgan Healthcare Conference on Wednesday, January 9, 2019 at 2:30pm PT (5:30pm ET). A live audio webcast of the presentation will be available on the Investor section of the company’s website at www.integralife.com.
The company will report its final, audited fourth quarter and full year 2018 financial results during a conference call in February 2019. A press release with the date, time and webcast information will be provided closer to the reporting date.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, CertasTM, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru™.  For the latest news and information about Integra and its brands, please visit www.integralife.com.
This news release contains forward-looking statements, including statements regarding the Company’s unaudited, preliminary fourth quarter 2018 financial results, within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning ("ERP") system implementation charges, acquisition-related charges, litigation charges, goodwill impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to the following: the Company's ability to execute its operating plan effectively; the Company’s ability to successfully integrate the Codman Neurosurgery business and other acquired businesses; the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demands; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic and political conditions; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities and businesses; physicians' willingness to adopt and third-party payors' willingness to provide or maintain reimbursement for the Company's recently launched, planned and existing products; initiatives launched by the Company's competitors; downward pricing pressures from customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospitals' spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally; the amount and timing of acquisition and integration-related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological, and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2017 and information contained in subsequent filings with the Securities and Exchange Commission.
These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.
The Company believes that the presentation of organic revenues and the other non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contacts:
Sravan Emany
Senior Vice President, Strategy, Treasury & Investor Relations
(609) 936-2488
sravan.emany@integralife.com

Michael Beaulieu
Director, Investor Relations
(609) 750-2827
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com